UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNIQURE B.V.*

(Exact name of registrant as specified in its charter)

The Netherlands (State of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Meibergdreef 61 Amsterdam 1105 BA, the Netherlands Tel: +31-70-3454700 (Address of principal executive offices)	Not Applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, par value €0.05 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-193158

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

* We intend to convert the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and to change our name from uniQure B.V. to uniQure N.V. prior to the consummation of our initial public offering.

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, par value €0.05 per share, of uniQure B.V. (to be converted to uniQure N.V. prior to the consummation of its initial public offering) (the “Company”), as included under the caption “Description of Share Capital” in the prospectus forming a part of the Company’s Registration Statement on Form F-1 (Registration No. 333-193158), including exhibits and as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNIQURE B.V.

	By:	/s/ Piers Morgan
Name: Piers Morgan
Title: Chief Financial Officer

Dated: January 31, 2014